EXHIBIT 1

TRANSACTIONS SINCE THE DATE OF THE MOST RECENT FILING ON SCHEDULE 13D

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company since the date of the most recent filing on Schedule 13D.  Such transactions involved the purchase of shares on the Nasdaq National Market System. The prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price	Shares
11/04/20101	Purchase	$1.6132	118600
11/05/20102	Purchase	1.6911	267788
11/08/20103	Purchase	1.7181	135707
11/09/20104	Purchase	1.7355	77705
11/10/20105	Purchase	1.7056	113365

1 This transaction was executed in multiple trades at prices ranging from $1.59 - 1.63.
2 This transaction was executed in multiple trades at prices ranging from $1.63 - 1.70.
3 This transaction was executed in multiple trades at prices ranging from $1.69 - 1.73.
4 This transaction was executed in multiple trades at prices ranging from $1.73 - 1.74.
5 This transaction was executed in multiple trades at prices ranging from $1.69 - 1.74.

Date	Type	Price	Shares
11/11/20106	Purchase	$1.724	39534
11/12/20107	Purchase	1.7123	26475
11/15/20108	Purchase	1.7227	47927
11/16/20109	Purchase	1.6562	156296
11/17/201010	Purchase	1.633	75700
11/18/201011	Purchase	1.6494	56200
11/19/201012	Purchase	1.671	53649

6 This transaction was executed in multiple trades at prices ranging from $1.70 - 1.73.
7 This transaction was executed in multiple trades at prices ranging from $1.71 - 1.72.
8 This transaction was executed in multiple trades at prices ranging from $1.71 - 1.73.
9 This transaction was executed in multiple trades at prices ranging from $1.62 - 1.69.
10 This transaction was executed in multiple trades at prices ranging from $1.62 - 1.65.
11 This transaction was executed in multiple trades at prices ranging from $1.64 - 1.65.
12 This transaction was executed in multiple trades at prices ranging from $1.66 - 1.68.